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                                                                     EXHIBIT 5.1


                  [STRADLING YOCCA CARLSON & RAUTH LETTERHEAD]


                                 April 11, 2000


Collectors Universe, Inc.
1936 Deere Street
Santa Ana, California  92705

          RE: Registration Statements on Form S-8 (Employee Stock Purchase Plan, 1999 Stock Incentive Plan, PCGS Stock Incentive Plan and Consultant Nonqualified Plan)

Ladies and Gentlemen:

     At your request, we have examined the forms of Registration Statement on Form S-8 (the "Registration Statements") being filed by Collectors Universe, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of (i) an aggregate of 200,000 shares of the Company's common stock, $.001 par value ("Common Stock"), issuable under the Company's Employee Stock Purchase Plan (the "ESPP"), (ii) an aggregate of 2,825,402 shares of Common Stock issuable under the Company's 1999 Stock Incentive Plan (the "1999 Plan") and PCGS Stock Incentive Plan (the "PCGS Plan") and (iii) 1,175,700 shares of Common Stock issuable under the Company's Consultant Nonqualified Plan (the "Consultant Plan").

     We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the securities referred to above.

     Based on the foregoing, it is our opinion that:

     1. stock options, when issued in accordance with the 1999 Plan, the PCGS Plan and the Consultant Plan, will be legally issued and binding obligations of the Company; and

     2. 4,201,102 shares of Common Stock, when issued under the ESPP, the 1999 Plan, the PCGS Plan and the Consultant Plan and against full payment therefor in accordance with the respective terms and conditions of the ESPP, the 1999 Plan, the PCGS Plan and the Consultant Plan, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,


                                    /s/ STRADLING YOCCA CARLSON & RAUTH
                                    -----------------------------------
                                    STRADLING YOCCA CARLSON & RAUTH